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                                                                    EXHIBIT 10.2


     THIS EMPLOYMENT AGREEMENT dated as of June 28, 2001 ("Agreement"), is by and between Katy Industries, Inc., a Delaware corporation ("Katy") and C. Michael Jacobi ("Executive").

     WHEREAS, Katy desires to employ Executive as President and Chief Executive Officer and Executive desires to serve in such capacity, upon the terms and conditions set forth herein; and,

     WHEREAS, to induce Executive to enter into this Agreement and become an employee of Katy, Katy agrees to grant Executive certain stock options as set forth herein.

     NOW, THEREFORE, Katy and Executive, in consideration of the mutual covenants and promises contained herein, do hereby agree as follows:

     1.   Acceptance of Employment.  Subject to the terms and conditions set
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forth below, Katy agrees to employ Executive and Executive accepts such employment.

     2.   Term.  The period of employment shall be from the date first written
          ----
above until terminated by Katy or Executive.

     3.   Position and Duties.  Executive shall serve as President and Chief
          -------------------
Executive Officer of Katy, Executive's duties will include such duties as are consistent with such offices and as may be assigned by the Board of Directors of Katy (the "Board") from time to time. Executive shall at all times be subject to the direction and control of the Board. Executive shall devote his full business and professional time and attention to the business and affairs of Katy.

     4.   Compensation and Related Matters.

          (a)  Base Salary.  Executive shall receive a base salary of $500,000
               ------------
per annum payable in accordance with the payroll procedures for Katy's salaried employees in effect from time to time during the term of this Agreement. Executive's base salary is subject to annual review by the Compensation Committee of the Board of Directors.

          (b)  Annual Bonus.  Executive shall an annual bonus based on the
               ------------
performance targets and other provision of Katy's management incentive plan with a target annual bonus equal to 40% of base salary.

          (c)  Stock Options; Ownership Requirements and Grant of Stock.  Katy
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hereby agrees to establish a Katy Industries 2001 CEO Incentive Plan substantially in the form attached as Exhibit A hereto (the "CEO Plan"). Executive shall be granted options to purchase a total of 1,050,000 shares of Common Stock of Katy ("Common Stock") under the CEO Plan and Katy's 1997 Long-Term Incentive Plan at the exercise prices, vesting periods and otherwise upon the terms and conditions set forth in the Stock Option Agreements between Katy and Executive (the "Option Agreements").
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          (d)  Benefit Plans. Executive shall be entitled to participate in such
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medical, dental, life, disability, 401(k), employee stock purchase, and such other fringe benefit plans as Katy may from time-to-time make available generally to all salaried employees. Executive shall be entitled to participate on the same terms and conditions as other employees; however, if there are more generous plans offered to persons at the level of Vice-President or above, Executive shall be entitled to participate in the more generous plans.

          (e)  Other Benefits.  Katy will furnish Executive with an automobile.
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In addition, Katy will pay initiation fees and the ongoing dues associated with
Executive's membership in one country club and one business club, as selected by Executive.

     5.   Termination of Employment.
          -------------------------

          (a)  Termination other than for Cause.  If Executive is terminated
               --------------------------------
other than for Cause, Katy will pay Executive's base salary for (i) one year, if such termination occurs other than as a result of a Change in Control, or (ii) two years, if such termination is a result of or within the six month period following a Change in Control.

          For purposes of this section:

          "Change in Control" shall mean (i) a sale of 100% of Katy's outstanding capital stock, (ii) a sale of all or substantially all of Katy's operating subsidiaries or assets or (iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by Kohlberg & Co., L.L.C. ("Kohlberg") and in which Kohlberg relinquishes control of the Board; and

          "Cause" shall mean (i) Executive's willful and repeated failure to comply with the reasonable and lawful directives of the Board; (ii) any criminal act or act of dishonesty, disloyalty, negligence, misconduct or moral turpitude by Executive that is materially injurious to the property, operations, business or reputation of Katy or any Subsidiary, or (iii) Executive's material breach of any confidentiality or non-compete obligation, with Katy or any Subsidiary. A termination for "Cause" shall be determined by the Board.

          (b)  Stock Options.  Upon termination of Executive's employment
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hereunder, the terms of the CEO Plan and the Option Agreement shall govern the vesting and exercisability of any stock options outstanding thereunder on the date of termination.

          (c)  Notice of Termination.  Termination of this Agreement by Katy or
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Executive shall be communicated by written notice to the other party hereto.

          (d)  Company Property.  Upon the termination of Executive's employment
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under this Agreement, for any reason, Executive shall deliver to Katy all automobiles, credit cards, mobile telephones, notebook and other computers and related peripherals, other electronic equipment, furnishings, all equipment manufactured by Katy and used by Executive, and other property issued to Executive in the course of his employment.

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          (e)  Benefit Plans.  Upon termination of Executive's employment
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hereunder for any reason, the terms of the Katy group fringe benefit plans shall govern Executive's rights thereunder following termination.

     6.   Beneficiary.  The beneficiary of any payment to be made in the event
          -----------
of Executive's death shall be his wife, or such other person or persons as Executive shall designate in writing to Katy. If no beneficiary shall survive Executive, any such payments shall be made to his estate.

     7.   No Waiver.  The failure of either party at any time to enforce any
          ---------
provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

     8.   Governing Law.  This Agreement is governed by and shall be construed
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in accordance with the laws of the State of Delaware.

     9.   Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10.  Successors.  This Agreement shall be binding upon Katy, its successors
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and assigns, and shall be assignable without Executive's consent to any corporation or other business entity which may acquire all or substantially all of Katy's assets or business, or within which Katy may be consolidated or merged, or any surviving corporation in a merger involving Katy.

     11.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which together will constitute one and the same instrument.

     12.  Miscellaneous.  Executive agrees to execute and deliver such non-
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compete, confidentiality and non-disclosure, proprietary rights and similar agreement as Katy may generally request of its employees from time to time.

     13.  Nondisparagement.
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          (a)  Neither Executive nor any member of his immediate family will directly or indirectly (x) disparage any of Katy, its subsidiaries, affiliates, employees, officers or directors or (y) take any action, other than a termination of the Agreement as provided for herein, which is intended to have a harmful effect on the business or reputation of any of them.

     Katy agrees neither it nor its subsidiaries, affiliates, employees, officers, directors or successors, will directly or indirectly (x) disparage Executive; or (xi) take any action, other than a termination of the Agreement as provided for herein, which is intended to have a harmful effect on the business or reputation of Executive.

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          (b)  The provisions of this Section 13 shall survive termination of this Agreement.

     14.  Noncontravention.  Executive represents and warrants to Katy that he
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is not subject to any obligation of a contractual or other nature which is inconsistent with, or conflicts with the terms of, this Agreement, or would limit or impair in any way the performance by him of his obligations hereunder.

     15.  Headings.  The headings of Sections herein are included solely for
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convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

     16.  Notices.  Any notice required to be given or delivered to Katy under
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the terms of this Agreement will be in writing and addressed to Katy in care of its Secretary at 6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111-6723. Any notice required to be given or delivered to Executive will be in writing and addressed to Executive at the address indicated below Executive's signature line on this Agreement, or such other address which either party shall provide to the other from time to time in a manner in accordance with the procedures described in this Section. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

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     IN WITNESS WHEREOF, parties have executed this Agreement as of the date and year first above written.



                                 KATY INDUSTRIES, INC.



                                 By: /s/ William F. Andrews
                                     ----------------------
                                    Chairman of the Board


                                 EXECUTIVE


                                 /s/ C. Michael Jacobi
                                 ---------------------
                                 C. Michael Jacobi
                                 Address: 358 Tranquility Road
                                 Middlebury, Connecticut 06762-0911

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